Exhibit 4.17

CERTIFICATE OF TRUST OF

OMNICARE CAPITAL TRUST V

THIS CERTIFICATE OF TRUST of Omnicare Capital Trust V (the “Trust”), dated March 30, 2005, is being duly executed and filed to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.)(the “Act”).

1. Name. The name of the statutory trust formed hereby is Omnicare Capital Trust V.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Bank USA, National Association, 500 Stanton Christiana Road, FL3-OPS 4, Newark, Delaware, 19713, Attention: Institutional Trust Services.

3. Effective Date. This Certificate of Trust will be effective as of its filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust as of the date first-above written in accordance with Section 3811(a) of the Act.

CHASE BANK USA, NATIONAL
ASSOCIATION, not in its individual capacity, but
solely as trustee

By:	/s/ SARIKA M. SHETH
	Name:	Sarika M. Sheth
	Title:	Trust Officer